Exhibit 3.2

GFL ENVIRONMENTAL INC.

BY-LAW NO. 1

ARTICLE 1
INTERPRETATION

Section 1.1                                               Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Business Corporations Act (Ontario) and the regulations under the Act, all as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2.

“Company” means GFL Environmental Inc.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Company, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Company in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Company or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic or electronic means and any combination of such methods.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Section 1.2                                               Interpretation.

The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.  Words importing the singular number include the plural and vice versa.  Any reference in this by-law to gender includes all genders.  In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.

Section 1.3                                               Subject to Act and Articles.

This by-law is subject to, and should be read in conjunction with, the Act and the articles of the Company.  If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

ARTICLE 2
BUSINESS OF THE COMPANY

Section 2.1                                               Financial Year.

The financial year of the Company ends on such date of each year as the directors determine from time to time.

Section 2.2                                               Execution of Instruments and Voting Rights.

Contracts, documents and instruments may be signed on behalf of the Company, either manually or by electronic means, (i) by any one director or officer, or (ii) by any other person authorized by the directors from time to time (each Person referred to in (i) and (ii) is an “Authorized Signatory”).  Voting rights for securities held by the Company may be exercised on behalf of the Company by any one Authorized Signatory.  In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Company or to sign specific contracts, documents or instruments on behalf of the Company and (ii) to exercise voting rights for securities held by the Company generally or to exercise voting rights for specific securities held by the Company.  Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Company, may affix the corporate seal, if any, to any contract, document or instrument when required.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Section 2.3                                               Banking Arrangements.

The banking and borrowing business of the Company or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time.  All such banking and borrowing business or any part of it may be transacted on the Company’s behalf under the agreements, instructions and delegations, and by the one or more officers and other persons, that the directors authorize from time to time.  This paragraph does not limit in any way the authority granted under Section 2.2.

ARTICLE 3
DIRECTORS

Section 3.1                                               Place of Meetings.

Any or all meetings of directors may be held at any place in or outside Canada.

Section 3.2                                               Calling of Meetings.

The chair of the board, the lead director (if any), the president, the chief executive officer, the corporate secretary or any one or more directors may call a meeting of the directors at any time.  Meetings of directors will be held at the time and place as the person(s) calling the meeting determine.

Section 3.3                                               Regular Meetings.

The directors may establish regular meetings of directors.  Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

Section 3.4                                               Notice of Meeting.

Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 24 hours before the time of the meeting.  No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting.  Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 3.5                                               Waiver of Notice.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors.  Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates.  Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Section 3.6                                               Quorum.

A majority of the number of directors in office or such greater or lesser number as the directors may determine from time to time, constitutes a quorum at any meeting of the directors.  A quorum may not be less than two-fifths of the number of directors or minimum number of directors, as the case may be. Where the Company has fewer than three directors, all directors must be present at any meeting of directors to constitute a quorum.  Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Section 3.7                                               Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors of the Company present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility.  A director participating in a meeting by such means is deemed to be present at the meeting.  Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

Section 3.8                                               Chair.

The chair of any meeting of directors is the first mentioned of the following officers that is a director and is present at the meeting:

(a)                                 the chair of the board;

(b)                                 the lead director, if any; or

(c)                                  the president.

If no such person is present at the meeting, the directors present shall choose one of their number to chair the meeting.

Section 3.9                                               Secretary.

The corporate secretary, if any, will act as secretary at meetings of directors.  If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Section 3.10                                        Votes to Govern.

At all meetings of directors, every question shall be decided by a majority of the votes cast.  In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

Section 3.11                                        Remuneration and Expenses.

The directors may determine from time to time the remuneration, if any, to be paid to a director for his or her services as a director.  The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Company.  The directors may also award additional remuneration to any director undertaking special services on the Company’s behalf beyond the services ordinarily required of a director by the Company.

A director may be employed by or provide services to the Company otherwise than as a director.  Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.

ARTICLE 4
COMMITTEES

Section 4.1                                               Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

Section 4.2                                               Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada.  At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; and (v) determining whether the chair will have a deciding vote in the event there is an equality of votes cast on a question.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.1 to Section 3.10 inclusive apply to committees of directors, with such changes as are necessary.

ARTICLE 5
OFFICERS

Section 5.1                                               Appointment of Officers.

The directors may appoint such officers of the Company as they deem appropriate from time to time.  The officers may include any of a chair of the board, a president, a chief executive officer, one or more vice-presidents, a chief financial officer, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers.  No person may be the chair of the board unless that person is a director.

Section 5.2                                               Powers and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his or her office.  An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors.  The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

Section 5.3                                               Chair of the Board.

If appointed, the chair of the board will preside at directors meetings and shareholders meetings in accordance with Section 3.8 and Section 7.9, respectively.  The chair of the board will have such other powers and duties as the directors determine.

Section 5.4                                               President.

If appointed, the president of the Company will have general powers and duties of supervision of the business and affairs of the Company.  The president will have such other powers and duties as the directors determine.  Subject to Section 3.9 and Section 7.9, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the president will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

Section 5.5                                               Corporate Secretary.

If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary may attend and be the secretary of meetings of directors, shareholders, and committees of directors and will have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Company and the books, papers, records, documents, and instruments belonging to the Company, except when another officer or agent has been appointed for that purpose.  The corporate secretary will have such other powers and duties as the directors or the president of the Company determine.

Section 5.6                                               Treasurer.

If appointed, the treasurer of the Company will have the following powers and duties: (i) the treasurer will ensure that the Company prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Company; and (iii) at the request of the directors, the treasurer will render an account of the Company’s financial transactions and of the financial position of the Company.  The treasurer will have such other powers and duties as the directors or the president of the Company determine.

Section 5.7                                               Removal of Officers.

The directors may remove an officer from office at any time, with or without cause.  Such removal is without prejudice to the officer’s rights under any employment contract with the Company.

ARTICLE 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 6.1                                               Limitation of Liability.

Subject to the Act and other applicable law, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Company shall be deposited; or (vi) any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation to his office.

Section 6.2                                               Indemnity.

The Company will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Company, (ii) any former director or officer of the Company, (iii) any individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and (iv) their respective heirs and legal representatives.  The Company is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity.  Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 6.3                                               Insurance.

The Company may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

ARTICLE 7
SHAREHOLDERS

Section 7.1                                               Calling Annual and Special Meetings.

The board of directors (by way of a resolution passed at a meeting where there is a quorum of directors or by way of written resolution signed by all directors) have the power to call annual meetings of shareholders and special meetings of shareholders.  Two or more of the directors, the chair of the board or the president may also call meetings of shareholders provided that the business to be transacted at such meeting has been approved by the board. Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place in or outside Canada as the person(s) calling the meeting determine.

Section 7.2                                               Electronic Meetings.

Meetings of shareholders may be held by telephonic or electronic means.  A shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting is deemed for the purposes of the Act to be present at the meeting.  The directors may establish procedures regarding the holding of meetings of shareholders by such means.

Section 7.3                                               Notice of Meetings.

The time period to provide notice of the time and place of a meeting of shareholders is not less than twenty-one (21) days and not more than fifty (50) days before the meeting.

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

Section 7.4                                               Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders.  Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates.  Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

Section 7.5                                               Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Company, or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

Section 7.6                                               Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Company and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting.  Any other person may be admitted with the consent of the chair of the meeting or the persons present who are entitled to vote at the meeting.

Section 7.7                                               Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 25% of the votes attaching to the outstanding shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Section 7.8                                               Proxies.

A proxy shall comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used.  A proxy will be acted on only if it is deposited with the Company or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used or it is deposited with the corporate secretary, a scrutineer or the chair of the meeting or any adjournment of the meeting prior to the time of voting.

Section 7.9                                               Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following officers that is present at the meeting:

(a)                                 the chair of the board;

(b)                                 the lead director, if any; or

(c)                                  the president.

If no such person is present at the meeting, the persons present who are entitled to vote shall choose a director who is present, or a shareholder who is present, to chair the meeting.

The corporate secretary, if any, will act as secretary at meetings of shareholders.  If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders.  The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum.  The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner.  The decision of a majority of the scrutineers shall be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers shall be conclusive evidence of the facts declared or stated in it.

Section 7.10                                        Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting.  The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, is conclusive and binding upon the meeting of shareholders.

Section 7.11                                        Manner of Voting.

Subject to the Act and other applicable law, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot on the question is required or demanded.  Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders.  The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands.  A ballot will be taken in the manner the chair of the meeting directs.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  The result of such ballot shall be the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote.  If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Section 7.12                                        Votes to Govern.

Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise.  In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

Section 7.13                                        Adjournment.

The chair of any meeting of shareholders may, with the consent of the persons present who are entitled to vote at the meeting, adjourn the meeting from time to time and place to place, subject to such conditions as such persons may decide.  Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting.  Any business may be considered and transacted at any adjourned meeting which might have been considered and transacted at the original meeting of shareholders.

ARTICLE 8
SECURITIES

Section 8.1                                               Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Company adopts.

Section 8.2                                               Transfer of Shares.

No transfer of a security issued by the Company will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Company.  If no security certificate has been issued by the Company in respect of a security issued by the Company, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Section 8.3                                               Transfer Agents and Registrars.

The Company may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers.  Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent.  The Company may at any time terminate such appointment.

ARTICLE 9
PAYMENTS

Section 9.1                                               Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine.  The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made.  Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs.  In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct.  The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Company is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

Section 9.2                                               Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 9.1 by the person to whom it is sent, the Company may issue re-payment to such person for a like amount.  The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

Section 9.3                                               Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of 2 years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Company.

ARTICLE 10
MISCELLANEOUS

Section 10.1                                        Notices.

Any notice, communication or document required to be given, delivered or sent by the Company to any director, officer, shareholder or auditor is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act.  The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder or auditor by any means of communication permitted by the Act or other applicable law.  In addition, any notice, communication or document may be delivered by the Company in the form of an electronic document.

Section 10.2                                        Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

Section 10.3                                        Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

Section 10.4                                        Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security.  Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

ARTICLE 11
EFFECTIVE DATE

Section 11.1                                        Effective Date.

This by-law comes into force when made by the directors in accordance with the Act.

This by-law was made by resolution of the directors and confirmed by ordinary resolution of the shareholders on                       , 2019.

Authorized Signatory